CONSENT OF
                            INDEPENDENT ACCOUNTANTS

Metropolitan Mortgage & Securities Co., Inc.
Spokane, Washington

      We consent to the incorporation by reference in this Amendment 1 to Registration Statement on Form S-2 (File No. 333-43889) of our reports, which include an explanatory paragraph describing changes in the methods of accounting for the transfer and servicing of financial assets in 1997 and impaired loans in fiscal 1996, dated November 21, 1997 on our audits of the consolidated financial statements and financial statement schedules of Metropolitan Mortgage & Securities Co., Inc. and subsidiaries as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in the Annual Report on Form 10-K.

      We also consent to the reference to our firm under the caption
"Experts."

            /s/ COOPERS & LYBRAND L.L.P.

            ____________________________
            COOPERS & LYBRAND L.L.P.

Spokane, Washington
February 25, 1998